Exhibit 99.2

4Q Investor Presentation January 19, 2021

Disclosures CAUTIONARY STATEMENT This Investor Presentation contains forward - looking statements about United Community Banks, Inc . (“United”), as defined in federal securities laws . Statements that are not historical or current facts, including statements about beliefs and expectations, are forward - looking statements and are based on information available to, and assumptions and estimates made by, management as of the date hereof . Because forward - looking statements involve inherent risks and uncertainties, our actual results may differ materially from those expressed or implied in any such statements . The COVID - 19 pandemic is adversely impacting United, its employees, customers , vendors, counterparties, and the communities that it serves . The ultimate extent of the impact of COVID — 19 on United’s financial position, results of operations, liquidity, and prospects is highly uncertain . United’s results could be adversely affected by, among other things, volatility in financial markets, continued deterioration of economic and business conditions, further increases in unemployment rates, deterioration in the credit quality of United’s loan portfolio, deterioration in the value of United’s investment securities, and changes in statutes, regulations, and regulatory policies or practices . For a discussion of these and other risks that may cause such forward - looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission, including its 2019 Annual Report on Form 10 - K and Form 10 - Q for the quarters ended March 31 , 2020 , June 30 , 2020 and September 30 , 2020 under the sections entitled “Cautionary Note Regarding Forward - Looking Statements” and “Risk Factors . ” Forward - looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward - looking statements . NON - GAAP MEASURES This Investor Presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”) . This financial information includes certain operating performance measures, which exclude merger - related and other charges that are not considered part of recurring operations . Such measures include : “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating ,” “Return on assets – pre - tax pre - provision, excluding merger - related and other charges,” “ Efficiency ratio – operating,” “Expenses – operating,” and “Tangible common equity to tangible assets . ” Management has included these non - GAAP measures because it believes these measures may provide useful supplemental information for evaluating United’s underlying performance trends . Further, management uses these measures in managing and evaluating United’s business and intends to refer to them in discussions about our operations and performance . Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non - GAAP measures that may be presented by other companies . To the extent applicable, reconciliations of these non - GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non - GAAP Reconciliation Tables’ included in the exhibits to this Presentation . 2

United Community Banks, Inc.

Committed to Service Since 1950



Regional Full Service Branch Network
National Navitas and SBA Markets
Banking Offices

Premier Southeast Regional Bank

- ✓ Metro-focused branch network with locations in the fastest growing MSAs in the Southeast
- ✓ 152 branches, 8 loan production sites, and 4 mortgage loan offices across five SE states
  - Closed 6 branches in 4Q and entered the Columbia, SC market with 2 new branches to support an existing LPO
- ✓ Top 10 market share in GA and SC
- ✓ Proven ability to integrate bank transactions – 8 transactions over the past 10 years

Extended Navitas and SBA Markets

- ✓ Offered in 48 states across the continental U.S.
- ✓ SBA business has both in-footprint and national business (4 specific verticals)
- ✓ Navitas subsidiary is a small ticket, essential use commercial equipment finance provider

(1) Assets Under Administration

Company Overview

$17.8
BILLION IN ASSETS

$2.5
BILLION IN AUA[(1)]

13.0%
TIER 1 RBC

$0.18
QUARTERLY DIVIDEND – 2020 DIVIDENDS UP 6% YOY

160
BANKING OFFICES ACROSS THE SOUTHEAST

#1 IN CUSTOMER SATISFACTION
with Retail Banking in the Southeast – J.D. Power

$11.4
BILLION IN TOTAL LOANS

$15.2
BILLION IN TOTAL DEPOSITS

100 BEST BANKS IN AMERICA
for the seventh consecutive year - Forbes

WORLD'S BEST BANKS
in 2019 & 2020 - Forbes

2020 TOP WORKPLACES
In S.C. & Atlanta – Greenville Business Magazine & Atlanta Journal Constitution

BEST BANKS TO WORK FOR
for the fourth consecutive year – American Banker

3

$20.53 $21.45 $21.90 $16.28 $17.09 $17.56 4Q19 3Q20 4Q20 Book Value Per Share GAAP Tangible $0.66 Diluted earnings per share – GAAP $0.68 Diluted earnings per share – operating 1.30% Return on average assets – GAAP 1.34% Return on average assets - operating 1.82% PTPP return on average assets - operating 0.17% Cost of Deposits 35% DDA / Total Deposits 12.4% Return on common equity - GAAP 16.3% Return on tangible common equity - operating 8% Annualized 4Q core net interest income growth Other 4Q notable items: $8.5 mm contribution to UCB Foundation ($0.07 EPS) $19.4 mm of PPP fee income ($0.18 EPS) 4 Q20 Highlights (1) See non - GAAP reconciliation table slides in the Appendix for a reconciliation of operating performance measures to GAAP performance (2) Excludes PPP fees and loan accretion $0.61 $0.52 $0.66 $0.61 $0.55 $0.68 4Q19 3Q20 4Q20 Diluted Earnings Per Share GAAP Operating (1) 1.50% 1.07% 1.30% 1.50% 1.14% 1.34% 4Q19 3Q20 4Q20 Return on Average Assets GAAP Operating 1.50% 1.86% 1.77% 1.50% 1.93% 1.82% 4Q19 3Q20 4Q20 PTPP Return on Average Assets PTPP Operating PTPP (1) (1) (1) 4 (1) (1) (1) 8% Annualized 4Q EOP core loan growth (excluding PPP loans) 13% Annualized 4Q EOP core transaction deposit growth (2)

High Quality Balance Sheet / Earnings Strength

Capital
- ✓ 3Q20 TCE + reserves is 50 bps higher compared to peers
- ✓ UCBI ranks 21st highest among the 50 KRX peers


TCE + ALLL / Total Loans
13.77%
13.27%
UCBI
KRX Median

Profitability
- ✓ 3Q20 PTPP ROA - operating is 20% higher compared to peers
- ✓ UCBI ranks 14th highest PTPP ROA among the 50 KRX peers


PTPP ROA - operating(1)
1.86%
1.55%
UCBI
KRX Median

Liquidity
- ✓ Significantly lower 3Q20 loan to deposit ratio compared to peers
- ✓ UCBI has the 13th lowest average loans to deposits ratio among the 50 KRX peers


Average Loans / Deposits
81%
89%
UCBI
KRX Median

Funding
- ✓ Funding base comprised mostly of core deposits; 3Q20 funding costs remain below the peer median
- ✓ UCBI has the 21st lowest cost of deposits among the 50 KRX peers


Cost of Deposits
0.25%
0.31%
UCBI
KRX Median

(1) Pre-tax pre-provision - operating ROA calculated as ROA minus the effect of income tax expense, provision expense and merger-related and other charges
Source: S&P Global Markets

5

UCBI Focused on High-Growth MSAs in Southeast

Located in Most of the Top 20 Markets in the Region

High-Growth MSAs in the Southeast

Fastest Growing Southeast MSAs [1]	'21 – '26 Proj. Pop. Growth %	'21 Population	'26 Proj. Median Household
1. Myrtle Beach, SC	8.49	518,050	$62,042
2. Cape Coral, FL	7.42	785,277	$68,827
3. Raleigh, NC	7.30	1,420,576	$91,380
4. Charleston, SC	7.30	823,428	$78,951
5. Orlando, FL	7.09	2,685,903	$72,412
6. Lakeland, FL	6.98	738,482	$62,730
7. Naples, FL	6.96	393,750	$84,332
8. Spartanburg, SC	6.81	327,475	$66,443
9. Sarasota, FL	6.79	855,242	$73,471
10. Charlotte, NC	6.61	2,696,789	$77,692
11. Wilmington, NC	6.57	304,661	$60,070
12. Jacksonville, FL	6.17	1,602,120	$73,563
13. Port St. Lucie, FL	6.10	495,076	$68,635
14. Greenville, SC	6.08	937,813	$68,413
15. Tampa, FL	6.06	3,257,479	$67,300
16. Durham-Chapel Hill, NC	5.93	655,218	$74,713
17. Nashville, TN	5.91	1,980,990	$80,404
18. Fayetteville, AR	5.88	550,113	$71,570
19. Daytona Beach, FL	5.81	678,826	$65,579
20. Atlanta, GA	5.73	6,137,994	$85,730

United / Seaside MSA Presence (Branch and or LPO)

Projected Population Growth [2]
2021 – 2026 (%)


5.7%
2.9%
United Community Bank
National Avg.

Projected Household Income Growth [2]
2021 – 2026 (%)


11.4%
9.0%
United Community Bank
National Avg.

Median Household Income [2]
($ in thousands)


$62.1
$67.8
United Community Bank
National Avg.

(1) Includes MSAs with a population of greater than 300,000
(2) Data by MSA shown on a weighted average basis by deposits

6

42% 9% 22% 1% 11% 6% 3% 6% Residential Mortgage Diversified Loan Portfolio 4 Q20 Total Loans $11.4 billion (1) C&I includes commercial and industrial loans, owner - occupied CRE loans and Navitas (equipment finance) loans x Loans decreased $428 million in 4Q20 due to $671 million of PPP forgiveness x 4 Q20 core loan growth of $243 million, or 8% annualized excluding PPP 7 C&I Commercial Construction CRE Other Consumer PPP Home Equity Residential Construction (1)

Credit Quality 8 x 4 Q20 NCOs of $1.5 million, or 0.05% of average loans, annualized • The quarter b enefited from $5.3 million of recoveries x 2020 NCOs of $18.3 million, or 0.17% of average loans x The provision for credit losses was $ 2.9 million x 2020 included $80.4 m illion of reserve building due to economic uncertainty caused by the pandemic Net Charge - Offs as % of Average Loans 0.18% 0.37% 0.25% 0.09% 0.05% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 0.40% 4Q19 1Q20 2Q20 3Q20 4Q20 Provision for Credit Losses ($ in millions) $3.5 $22.2 $33.5 $21.8 $2.9 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 4Q19 1Q20 2Q20 3Q20 4Q20

x $ 207 million Criticized and Classified increase from 3Q20 • Criticized and Classified are 5% of total loans • The primary drivers of the increase to Criticized and Classified are 5 Hotel loans totaling $63 million and 7 Senior Care loans totaling $98 million x $12.2 million NPA increase • Driven by a $13 million C&I credit and a $5 million SBA 504 hotel loan Criticized & Classified Loan Trends 9 Loan Deferrals Criticized & Classified Loan Trends as a % of Total Loans Non - Performing Assets as a % of Total Loans $194 $1,850 $365 $71 1.9% 15.9% 3.1% 0.6% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 1Q20 2Q20 3Q20 4Q20 Loan Deferrals ($ in millions) % of Total Loans 2.9% 3.0% 2.7% 2.7% 4.6% 1.1% 1.3% 1.1% 1.2% 2.6% 1.8% 1.7% 1.6% 1.5% 2.0% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 4Q19 1Q20 2Q20 3Q20 4Q20 Combined (%) Special Mention (%) Substandard (%) 0.41% 0.41% 0.48% 0.42% 0.55% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 4Q19 1Q20 2Q20 3Q20 4Q20

10 ACL Walk - Forward ACL / Loans: 1.24% ACL / Loans excl. PPP: 1.39% 1.30% 1.38% $146,176 $147,568 $3,365 ( $1,362 ) ( $1,515 ) $3,103 ( $2,199 ) 3Q ACL Loan Growth Reserve for Unfunded Commitments NCOs Specific Reserve Model / Forecast Changes 4Q ACL ($000)

Capital Ratios *4Q20 regulatory capital ratios are preliminary 11 x Quarterly dividend of $0.18 per share x Plan to redeem $11.3 million, 6.25% subordinated debt and $4.4 million, 4.25% TruPs in 1Q21 x If no M&A occurs, we will consider resuming share repurchases in mid - 2021 x Capital greater than peers offers flexibility as the economy normalizes Holding Company 4Q19 2Q20 3Q20 3Q20 KRX Peer Median UCBI 4Q20* vs. KRX Common Equity Tier 1 Capital 13.0% 12.9% 12.3% 11.5% + 0.8% 12.2 % Tier 1 Risk - Based Capital 13.2 14.0 13.1 11.9 + 1.2 13.0 Total Risk - Based Capital 15.0 16.1 15.3 14.2 + 1.1 15.1 Leverage 10.3 10.3 9.4 8.8 + 0.6 9.3 Tangible Common Equity to Tangible Assets 10.3 9.1 8.9 8.7 + 0.2 8.8

$116.6 $128.5 $145.4 4Q19 3Q20 4Q20 Net Interest Revenue / Margin (1) $ in millions x Net interest margin increased 28 bps from 3Q20, mainly driven by increased PPP fees due to significant forgiveness in 4Q20 x Loan accretion totaled $6.8 million and contributed 17 bps to the margin, up 1 bp from 3Q20 x PPP fees of $19.4 million in 4Q20 compared to $5.1 million in 3Q20 x Of the 10 bps of core margin pressure, 6 bps resulted from excess liquidity as strong deposit growth pushed average cash and securities balances higher x Excluding PPP fees and loan accretion, core net interest income grew by 8% annualized in the quarter 3.93% 3.27% 3.55% Net Interest Revenue ($ in millions) Net Interest Margin (1) Net interest margin is calculated on a fully - taxable equivalent basis (1) 12 4 Q20 NIM Expansion 3.55% 3.27% (0.06%) (0.04%) 0.01% 0.37% 3Q NIM Excess Liquidity Low Interest Rates Purchased Loan Accretion PPP Fees 4Q NIM (%)

35% 22% 24% 6% 12% DDA MMDA Savings Time NOW x Total deposits were up $629 million, or 17% annualized from 3Q20 and up $4.3 billion, or 40% YOY • Excluding Seaside, total deposits were up $2.5 billion, or 23% YOY x Core transaction deposits were up $369 million, or 13% annualized from 3Q20 and up $4.0 billion, or 53% YOY • Excluding Seaside, core transaction deposits were up $2.7 billion, or 36% YOY x Cost of deposits down 8 bps to 0.17% in 4 Q20, driven by continued noninterest bearing deposit growth and deposit rate cuts Valuable Deposit Mix 4 Q20 Total Deposits $ 15.2 billion 4 Q20 Highlights Strong Core Deposit Growth Over Time 13 4Q19 1Q20 2Q20 3Q20 4Q20 Total Deposits Trend $ in billions DDA NOW MMDA Savings Time $10.9 $11.0 $12.7 $14.6 $15.2 (1) Transaction accounts include demand deposits, interest - bearing demand, money market and savings accounts, excluding public funds deposits

Noninterest Income $ in millions $9.4 $8.3 $8.5 $7.4 $11.0 $9.2 $1.5 $3.1 $3.2 $9.4 $25.1 $19.0 $2.5 $1.2 $1.5 4Q19 3Q20 4Q20 Service Charges Other Brokerage / Wealth Mgmt Mortgage Loan sale gains $30.2 $48.7 $41.4 Linked Quarter x Fees down $7.3 million • Mortgage fees down $6.1 million from 3Q20, as continued strong volumes were offset by margins decreasing from historical levels and greater GSE fees • Rate locks were down with $117 million in 4Q20 from $910 million in 3Q20 • Record mortgage closings of $609 million in 4Q20 versus $576 million in 3Q20 • 4 Q20 mortgage production purchase/refi mix was 54%/46% • 4 Q20 mortgage results included a $1.8 million MSR write - down compared to a $1.2 million write - down in 3Q20 • Gain on sale of SBA loans was $1.5 million on $16.9 million of SBA loan sales Year - over - Year x Fees up $11.2 million • Mortgage rate locks up 93% compared to last year ($792 million in 4Q20 compared to $411 million in 4Q19) 14

Disciplined Expense Management

$ in millions



$81.4
$81.5
$96.0
$92.6
$106.5
$104.0
54.9%
54.9%
54.1%
52.2%
56.7%
55.4%
4Q19
3Q20
4Q20
Expenses
GAAP
Operating (1)
Efficiency Ratio
GAAP
Operating (1)

Linked Quarter

✓ GAAP and operating expenses increased 11% and 12%, respectively

- Salaries and benefits were up $2.8 million mainly due to $1.8 million of Paid Time Off hours carried into 2021 as a result of COVID
- Excluding foundation contributions, GAAP and operating expenses increased 3% and 4%, respectively
- $8.5 million expense from contribution to the United Community Bank Foundation; following $0.5 million contribution in 3Q20

Year-over-Year

✓ GAAP and operating expenses increased 31% and 28%, respectively

- Excluding foundation contributions, GAAP and operating expenses increased 20% and 17%, respectively, with the increase primarily driven by the Seaside acquisition on July 1

(1) See non-GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GAAP performance measures

15

16 PPP Update x As of December 31, approximately 52% of our PPP loans, representing $671 million in loans, have been forgiven by the SBA x In 4Q20, we recognized $19.4 million in PPP fees, of which we contributed $8.5 million to fully fund the United Community Bank Foundation $647 $672 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 PPP Totals $ in millions Not Forgiven Forgiven

Member FDIC. © 2020 United Community Bank 4 Q INVESTOR PRESENTATION Exhibits

Strong Credit Culture & Disciplined Credit Processes

1 Process Change

- ✓ In 2014, centralized and streamlined consumer underwriting and related functions
- ✓ Significantly strengthened commercial process for approvals and monitoring

2 Add Significant Talent

- ✓ CEO with deep knowledge and experience in credit
- ✓ 2015 Rob Edwards brought in to lead team (BB&T, TD Bank)
- ✓ Senior credit risk team includes seasoned banking veterans with significant large bank credit risk experience, through multiple cycles

3 Concentration Management: Size

- ✓ Granular portfolio, with concentration limits set for all segments of the portfolio

Exposure & Industry Limits $ in millions	
• Legal Lending Limit	$441
• Project Lending Limit	20
• Relationship Limit	35
• Top 25 Relationships *(6% total loans)*	715
• SNC's outstanding	187
• SNC's committed	280

4 Concentration Management: Geography

- ✓ Five state franchise with mix of metro and rural markets
- ✓ Recent expansion into Florida market with Three Shores acquisition
- ✓ Diversification with national Navitas and SBA businesses

5 Concentration Management: Product

- ✓ Construction & CRE ratio as a percentage of Total RBC = 68%/202%
- ✓ C&D > 30% in cycle, now 11.0%
- ✓ Land within C&D is only 19% of total C&D
- ✓ Navitas 8.0% of loans
- ✓ Granular product concentration limits

Structure

- ✓ Centralized underwriting and approval process for consumer credit
- ✓ Distributed Regional Credit Officers (reporting to Credit) for commercial
- ✓ Dedicated Special Assets team
- ✓ Eight of the top twelve credit leaders recruited post-crisis

Process

- ✓ Weekly Senior Credit Committee; approval required for all relationship exposure > $12.5 million
- ✓ Continuous external loan review
- ✓ Monthly commercial asset quality review
- ✓ Monthly retail asset quality review meetings

Policy

- ✓ Continuous review and enhancements to credit policy
- ✓ Quarterly reviews of portfolio limits and concentrations

BUILT TO OUTPERFORM THROUGH ECONOMIC CYCLES

18

9.9% 3.3% 10.1% 30.2% 31.3% 15.2% Top 50 Hotels by Sector Selected Segments – Hotels 19 Extended Stay Interstate, Limited Service Conference Center Urban, Limited Service x Top 50 hotel loans outstanding totaled $275 million as of 4Q20, or 2% of total loans x Original loan to value low at 56% on average for UCBI portfolio x Construction comprises 13% of top 50 hotel loans outstanding balances x Average occupancy of 51% in top 50 hotel portfolio x As of 4Q20, $37 million of hotel loans were deferred, which equated to approximately 12% of the total hotel portfolio outstanding Airport Leisure $234 $159 $33 $68 $7 $48 3Q20 4Q20 Top 50 Hotel Risk Rating $ in millions Pass Special Mention Classified

Selected Segments – Senior Care 20 x Senior Care lending team are dedicated specialists with significant experience in the space x Senior Care funded exposure for UCBI totaled $462 million as of 4 Q20, or 4% of total loans x Senior Care borrowers provide significant equity up front with an average LTV of 57% at origination x As of December 31 st , there were no Senior Care loans in deferral and $4.8 million of nonaccruals related to one loan x As of December 31 st , $145.6 million were criticized or classified 1% 20% 25% 49% 6% 11.5% 13.1% 6.1% 3.0% 66.3% Senior Care by Project Type Skilled Nursing Facility Memory Care Independent Living Assisted Living 3.4% 57.3% 39.3% Senior Care by Project Stage Construction Lease Up Stabilized Independent / Assisted Living, Memory Care Hybrid

x Navitas 4Q20 NCOs = 0.75% x Navitas ’ cumulative net loss rates have approximated 2 % for the last 10 years x Navitas ACL - Loans equated to 1.95% as of 4Q20 x Rating agencies have historically assigned Navitas originations with expected through - the - cycle loss rates of 3.1% to 3.8 % x Total Navitas deferrals are only 0.4% of the total Navitas loan portfolio at 4Q20, improved 82% from 3Q20 Credit Quality — Navitas 21 0.89% 0.58% 0.67% 0.84% 0.81% 0.87% 0.93% 0.75% 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 Net Charge - Offs as % of Average Loans

Non - GAAP Reconciliation Tables $ in thousands, except per share data 22 4Q19 1Q20 2Q20 3Q20 4Q20 Expenses Expenses - GAAP 81,424$ 81,538$ 83,980$ 95,981$ 106,490$ Merger-related and other charges 74 (808) (397) (3,361) (2,452) Expenses - Operating 81,498$ 80,730$ 83,583$ 92,620$ 104,038$ Diluted Earnings per share Diluted earnings per share - GAAP 0.61$ 0.40$ 0.32$ 0.52$ 0.66$ Merger-related and other charges - 0.01 - 0.03 0.02 Diluted earnings per share - Operating 0.61 0.41 0.32 0.55 0.68 Book Value per share Book Value per share - GAAP 20.53$ 20.80$ 21.22$ 21.45$ 21.90$ Effect of goodwill and other intangibles (4.25) (4.28) (4.27) (4.36) (4.34) Tangible book value per share 16.28$ 16.52$ 16.95$ 17.09$ 17.56$ Return on Tangible Common Equity Return on common equity - GAAP 12.07% 7.85% 6.17% 10.06% 12.36 % Effect of merger-related and other charges (0.01) 0.16 0.08 0.63 0.41 Return on common equity - Operating 12.06 8.01 6.25 10.69 12.77 Effect of goodwill and intangibles 3.43 2.56 1.84 2.83 3.46 Return on tangible common equity - Operating 15.49% 10.57% 8.09% 13.52% 16.23%

Non - GAAP Reconciliation Tables $ in thousands, except per share data 23 4Q19 1Q20 2Q20 3Q20 4Q20 Return on Assets Return on assets - GAAP 1.50% 0.99% 0.71% 1.07% 1.30 % Merger-related and other charges - 0.02 0.01 0.07 0.04 Return on assets - Operating 1.50% 1.01% 0.72% 1.14% 1.34 % Return on Assets to return on assets- pre-tax pre-provision Return on assets - GAAP 1.50% 0.99% 0.71% 1.07% 1.30 % Income tax expense 0.39 0.27 0.20 0.28 0.40 Provision for credit losses 0.11 0.69 0.95 0.51 0.07 Return on assets - pre-tax, pre-provision 2.00 1.95 1.86 1.86 1.77 Merger-related and other charges - 0.03 0.01 0.07 0.05 Return on assets - pre-tax, pre-provision, excluding merger-related and other charges 2.00% 1.98% 1.87% 1.93% 1.82 % Efficiency Ratio Efficiency Ratio - GAAP 54.87% 56.15% 55.86% 54.14% 56.73 % Merger-related and other charges 0.05 (0.56) (0.27) (1.90) (1.31) Efficiency Ratio - Operating 54.92% 55.59% 55.59% 52.24% 55.42 % Tangible common equity to tangible assets Equity to assets ratio - GAAP 12.66% 12.54% 11.81% 11.47% 11.29 % Effect of goodwill and other intangibles (2.34) (2.32) (2.05) (2.02) (1.94) Effect of preferred equity - - (0.64) (0.56) (0.54) Tangible common equity to tangible assets ratio 10.32% 10.22% 9.12% 8.89% 8.81%

Glossary 24 ACL – Allowance for Credit Losses MSA – Metropolitan Statistical Area ALLL – Allowance for Loan Losses MSR – Mortgage Servicing Rights Asset AUA – Assets Under Administration NCO – Net Charge-Offs BPS – Basis Points NIM – Net Interest Margin C&I – Commercial and Industrial NPA – Non-Performing Asset C&D – Commercial and Development NSF – Non-sufficient Funds CECL – Current Expected Credit Losses OO RE – Owner Occupied Commercial Real Estate CET1 – Common Equity Tier 1 Capital PCD – Loans Purchased with Credit Deterioration CRE – Commercial Real Estate PPP – Paycheck Protection Program CSP – Customer Service Profiles PTPP – Pre-Tax, Pre-Provision Earnings DDA – Demand Deposit Account RBC – Risk Based Capital EOP – End of Period ROA – Return on Assets GAAP – Accounting Principles Generally Accepted in the United States of America SBA – United States Small Business Administration KRX – KBW Nasdaq Regional Banking Index TCE – Tangible Common Equity LPO – Loan Production Office USDA – United States Department of Agriculture MLO – Mortgage Loan Officer YOY – Year over Year MTM – Marked-to-market